Exhibit 10.1

GRAF ACQUISITION CORP. IV,

as Issuer,

AND

The Investors listed in Schedule I,

each as an Investor

Securities Purchase Agreement

Dated as of September 15, 2023

5.0% / 8.0% Convertible Senior Notes due 2027 and Warrants

i

i

Exhibits

Exhibit A Form of Note

Exhibit B Form of Warrant

Exhibit C Form of Restricted Stock Legend

ii

Securities Purchase Agreement, dated as of September 15, 2023 (the “Signing Date”) among Graf Acquisition Corp. IV, a Delaware corporation, as Issuer (the “Company”), and the Investors listed in Schedule I (each, an “Investor” and, collectively, the “Investors”).

Recitals Of The Company

Whereas, the Company has duly authorized the issuance of its 5.0% / 8.0% Convertible Senior Notes due 2027 (each a “Note” and, collectively, the “Notes”), representing its unsecured and general, senior unsubordinated obligations and Warrants (each, a “Warrant” and, collectively, the “Warrants”); and

Whereas, the Company has agreed to issue the Notes and Warrants to the Investors in exchange for the payment by the Investors to the Company of the Purchase Price (as defined below) and subject to the other terms set forth herein.

Now, Therefore, This Agreement Witnesseth, for and in consideration of the premises and the purchases of the Notes and Warrants by the respective Investors thereof, it is mutually agreed, for the benefit of the Company and the ratable benefit of such Investors (and any subsequent Holder (as defined below)), as follows:

Article 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01      Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)            the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)           “or” is not exclusive;

(iii)          references to “dollars” or “$” refer to U.S. dollars;

(iv)          references to “interest” that accrues on any Note includes Stated Interest and, if applicable, Special Interest;

(v)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(vi)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement.

“Additional Effectiveness Deadline” has the meaning specified in Section 11.01(a).

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Securities Purchase Agreement as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Book-Entry Warrant Certificates” has the meaning specified in Section 1.2 of the Terms and Conditions of the Warrant, which is attached as Schedule A to the Form of Warrant, which is attached as Exhibit B.

“BSA” has the meaning specified in Section 8.01(n).

“BSA/PATRIOT Act” has the meaning specified in Section 8.01(n).

“Business Combination Event” has the meaning specified in Section 10.01.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date; provided, however, that Capital Stock will not include any indebtedness that is convertible into or exchangeable for (x) any such equity or (y) any combination of such equity and cash based on the value of such equity.

“Cash Interest” has the meaning set forth in Section 4.01.

“Close of Business” means 5:00 p.m. New York City time.

“Closing” means the closing of the Transactions.

“Closing Date” means the date the closing of the purchase and sale of Securities occurs pursuant to Section 6.01.

“Commission” means the Securities and Exchange Commission, as from time to time constituted or created under the Exchange Act.

“Common Equity” means the Capital Stock of any Person that is generally entitled (a) to vote in the election of the directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Common Stock” means the shares of common stock, $0.0001 par value per share, of the Company, subject to the provisions of Section 7.05.

“Common Stock Change Event” has the meaning specified in Section 7.05.

“Company” means the Person named as the “Company” in the preamble of this Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor Person.

“Conversion Date” has the meaning specified in Section 7.02(a).

“Conversion Price” means, as of any time, an amount equal to (a) one thousand dollars ($1,000) divided by (b) the Conversion Rate in effect at such time.

“Conversion Rate” means initially 100 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein. Whenever this Agreement refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate as of the Close of Business on such date.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Definitive Warrant Certificate” means has the meaning specified in Section 1.2 of the Terms and Conditions of the Warrant, which is attached as Schedule A to the Form of Warrant, which is attached as Exhibit B.

“Distributed Property” has the meaning specified in Section 7.04(c).

“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market (or any of their respective successors).

“Event of Default” has the meaning specified in Section 9.01.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempted Fundamental Change” has the meaning specified in Section 4.04(g).

“Expiration Date” has the meaning specified in Section 7.04(e).

“Expiration Time” has the meaning specified in Section 7.04(e).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Filing Deadline” has the meaning specified in Section 11.01(a).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)           except in connection with transactions described in clause (b) below, any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or any of its direct or indirect Wholly Owned Subsidiaries, or their respective employee benefit plans has become and, files a Schedule TO (or any successor schedule, form or report) or any schedule, form, or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of shares of Common Stock representing more than fifty percent (50%) of the voting power of all of the then-outstanding Common Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(b)           the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than a change to par value or from par value to no par value, or changes resulting from a subdivision, or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than fifty percent (50%) of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)           the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in connection with a transaction described in clause (b) above); or

(d)           the Common Stock (or other common stock, if any, then underlying the Notes) ceases to be listed or quoted on an Eligible Market and are not promptly re-listed or re-quoted on an Eligible Market;

provided, however, that a transaction or transactions described in clause (a) or clause (b) above will not constitute a Fundamental Change, however, if at least ninety percent (90%) of the consideration received or to be received by the holders of common stock of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consist of shares of common stock or other corporate Common Equity interests listed or quoted (or depositary receipts or shares representing shares of common stock or other corporate Common Equity interests, which depositary receipts or shares are listed or quoted) on any Eligible Market or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and, as a result of such transaction or transactions, the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 7.02). If any transaction in which the Common Stock is replaced by the common stock or other Common Equity of another entity occurs, following the effective date of such transaction, references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” has the meaning specified in Section 4.04(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.04(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.04(b)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 4.04(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Hedging and Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis).

“Holder” means a person in whose name a Note is registered on the Register; provided, however, that, solely for purposes of Article 11, Holder means a person in whose name any Registrable Security is registered on the books of the Company or its transfer agent.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel of each Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnified Party shall be designated as a party or a potential party thereto, and any fees or expenses actually incurred by any such Indemnified Party in enforcing the indemnity provided herein), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, imposed on, incurred by, or asserted against any such Indemnified Party, in any manner relating to or arising out of this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby (including any enforcement of any of the Transaction Documents).

“Indemnified Party” means each Investor and its Affiliates.

“Initial Notes” has the meaning specified in Section 3.01.

“Interest Payment Date” means, with respect to each Note, each 6-month anniversary of the Closing Date and the one-year anniversary of the Closing Date of each year, commencing on the first 6-month anniversary date of the Closing Date.

“Investor” and “Investors” have the meaning specified in the preamble of this Agreement.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from an investment banking firm selected by the Company. The “Last Reported Sale Price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

“Losses” has the meaning specified in Section 11.04.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Material Adverse Effect” means any change, development, condition, state of facts, occurrence, event or effect that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, assets, results or operations or financial condition of the Company and its Subsidiaries, taken as a whole or (b) the ability of the Company to perform its respective obligations under the Transaction Documents or consummate the Transactions.

“Material Contract” means any agreement, contract or other instrument pursuant to which the Company or any of its Subsidiaries is a party or any of the respective assets or properties of the Company or any of its Subsidiaries are bound or committed and for which any breach, violation, nonperformance or early cancellation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

“Maturity Date” means the four-year anniversary of the Closing Date.

“Maximum Percentage” has the meaning specified in Section 7.12.

“Notes” has the meaning specified in the first paragraph of the Recitals hereof, and includes any Note or Notes, as the case may be, delivered under this Agreement.

“OFAC” has the meaning specified in Section 8.01(n).

“OFAC List” has the meaning specified in Section 8.01(n).

“Open of Business” means 9:00 a.m., New York City time.

“Party” means the Company or any Holder; and “Parties” means the Company and the Holders.

“PATRIOT Act” has the meaning specified in Section 8.01(n).

“Person” or “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement.

“PIK Interest” has the meaning set forth in Section 4.01.

“Purchase Price” shall mean the purchase price payable by each Investor on the Closing Date as set forth on Schedule I attached hereto.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided however, that (i) if such Business Combination Event is an Exempted Fundamental Change, then a limited liability company, limited partnership or other similar entity shall also constitute a “Qualified Successor Entity” with respect to such Business Combination Event, and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such Business Combination Event shall also constitute a Qualified Successor Entity with respect to such Business Combination Event, provided that, in the case of this clause (ii), (1) if such limited liability company or limited partnership is not treated as a corporation or an entity disregarded as separate from a corporation, in each case for U.S. federal income tax purposes, (x) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code for Holders or beneficial owners of the Notes, and (y) such limited liability company or limited partnership is a direct or indirect, Wholly-Owned Subsidiary of a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (2) such Business Combination Event constitutes a Common Stock Change Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate Common Equity interests of a corporation described in clause (1)(y), and (3) if such limited liability company or limited partnership is disregarded as separate from its owner for U.S. federal income tax purposes, its regarded owner for U.S. federal income tax purposes is an entity described in clause (1)(y).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute or contract or otherwise).

“Reference Property” has the meaning specified in Section 7.05.

“Reference Property Unit” has the meaning specified in Section 7.05.

“Register” has the meaning specified in Section 3.05.

“Registrable Securities” means, shares of Common Stock actually issued upon conversion of the Notes or exercise of the Warrants. Registrable Securities will continue to be Registrable Securities until the first time at which they (a) are sold pursuant to an effective registration statement under the Securities Act, (b) are sold pursuant to Rule 144, (c) can be sold under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or (d) they have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend substantially similar to a Restricted Stock Legend will have been delivered by the Company.

“Registration Statement” means a Registration Statement of the Company required to be filed pursuant to Section 11.01 under the Securities Act covering the Registrable Securities.

“Released Claims” has the meaning specified in Section 12.01.

“Representative” means, with respect to any Person, any stockholder, member, partner, manager, director, officer, employee, agent, advisor or other representative of such Person.

“Repurchase Date” has the meaning specified in Section 4.05(a).

“Repurchase Notice” has the meaning specified in Section 4.05(a).

“Repurchase Price” has the meaning specified in Section 4.05(a).

“Restricted Security” has the meaning specified in Section 3.06(a)(i).

“Restricted Legend” means a legend substantially in the form of Note or form of Warrant, as applicable, set forth in Section 2.02.

“Restricted Stock” has the meaning specified in Section 3.06(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Securities” means the Notes and the Warrants and each Note and Warrant, a “Security”.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” has the meaning specified in Rule 1-02(w) of Regulation S-X under the Securities Act; provided, however, that, if a Subsidiary meets the criteria of clause (1)(iii), but not clause (1)(i) or (1)(ii), of the definition of “significant subsidiary” in Rule 1-02(w) (or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds fifteen million dollars ($15,000,000).

“Signing Date” has the meaning specified in the preamble of this Agreement.

“Special Interest” means any interest that accrues on any Note pursuant to Section 9.02.

“Specified Date” has the meaning specified in Section 4.05(a).

“Spin-Off” has the meaning specified in Section 7.04(c).

“Spin-Off Valuation Period” has the meaning set forth in Section 7.04(c)(ii).

“Stated Interest” has the meaning specified in Section 4.01.

“Subsidiary” means, with respect to any Person:

(a)           any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(b)           any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” has the meaning specified in Section 10.01(a).

“Suspension Event” has the meaning specified in Section 11.01(c).

“Tax Return” shall mean all original, amended or estimated returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender/Exchange Offer Valuation Period” has the meaning specified in Section 7.04(e).

“Trading Day” means any day on which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transactions” means the transactions contemplated by the Transaction Agreement to occur at or immediately prior to the closing of the Merger (as defined in the Transaction Agreement, the “Merger”), including the Merger.

“Transaction Agreement” means that certain Agreement and Plan of Merger dated as of April 14, 2023 by and among the Company, Austria Merger Sub, Inc., a Delaware corporation and NKGen Biotech, Inc., a Delaware corporation.

“Transaction Documents” means this Agreement, the Notes, and the Warrants.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” has the meaning specified in Section 12.01.

“U.S.” means the United States of America.

“Warrants” means the warrants to purchase Common Stock.

“Wholly Owned Subsidiary” means, with respect to a Person, a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02      Acts of Holder; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.03      Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Agreement unless otherwise expressly stated.

Section 1.04      Successors and Assigns. All covenants and agreements in this Agreement by the Company or the Holders, as applicable, shall bind its successors and assigns, whether so expressed or not.

Section 1.05      Severability Clause. In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.06      Benefits of Agreement. Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto, their respective successors hereunder, any Holder and the persons, entities specifically referenced in Section 11.04 any benefit or any legal or equitable right, remedy or claim under this Agreement; provided, however, that no right of any Investor, as such, hereunder, will inure to the benefit of any Holder, as such, that is not an Investor.

Article 2

PURCHASE AND ISSUANCE OF SECURITIES

Section 2.01      Purchase and Sale. Upon the terms and subject to the conditions of this Agreement on the Closing Date, on the basis of the representations and warranties hereby contained, the Company agrees to issue and sell to each Investor, and each Investor, severally and not jointly, agrees to purchase from the Company upon the satisfaction of the conditions set forth in Section 6.01 (i) a Note having the principal amount, and (ii) the number of Warrants, at the cash Purchase Price, payable in immediately available funds, in each case as set forth on Schedule I attached hereto.

Section 2.02      Form of Securities. The Notes shall be substantially in the form set forth in Exhibit A and the Warrants shall be substantially in the form set forth in Exhibit B in each case the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Agreement.

Article 3

THE NOTES

Section 3.01      Title and Terms; Payments. The aggregate principal amount of Notes that may be executed and delivered under this Agreement is initially limited to $10,000,000 (the “Initial Notes”), which principal amount of Notes does not include PIK Interest that shall be added from time to time on the date such PIK Interest would otherwise be due hereunder and except for Notes delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.07 or 3.09.

The Notes shall be known and designated as the “5.0/8.0% Convertible Senior Notes due 2027” of the Company. The principal amount plus any accrued and unpaid interest, including the PIK Interest of each outstanding Note shall be payable on the Maturity Date.

The principal of, and interest on, the Notes will be paid by wire transfer of immediately available funds to such Holder’s account within the United States, as designated by such Holder to the Company in writing at least five (5) calendar days prior to the applicable payment date.

Any Notes repurchased by the Company will be retired and no longer outstanding hereunder.

Section 3.02      Ranking. The Notes constitute general, senior unsubordinated obligations of the Company.

Section 3.03      Denominations. The Notes shall be issuable only in registered form without coupons and in initial denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 3.04      Execution, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer. Securities bearing the manual, electronic, or facsimile signatures of individuals who were, at the time of the execution of such Securities, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have thereafter ceased to hold such offices.

Each Security shall be dated the date of its issuance.

Section 3.05      Registration; Registration of Transfer and Exchange. The Company shall maintain a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall record the names and addresses of each holder of Notes and the principal amount and Stated Interest of the Notes attributable to each Holder.

Subject to Section 3.06 and the other provisions of this Section 3.05, upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Agreement.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Notes, the Company may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

Section 3.06      Transfer Restrictions.

(a)           Restricted Securities.

(i)            Each Security (and all securities issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 3.06 to bear, the Restricted Legend will be deemed to be a “Restricted Security.” Each Restricted Security will be subject to the restrictions on transfer set forth in the applicable Restricted Legend unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Security, by such Holder’s acceptance of such Restricted Security, will be deemed to be bound by such restrictions on transfer.

(ii)           Any Security (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the applicable Restricted Legend unless the Company reasonably determines that such Restricted Legend may be removed from such Security.

(b)           Restricted Stock.

(i)            Every share of Common Stock that bears, or that is required under this Section 3.06 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in the Restricted Stock Legend unless such restrictions on transfer are eliminated or waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by such restrictions on transfer.

(ii)           Any share of Common Stock issued upon the conversion of a Note or exercise of a Warrant will be issued in book entry form with the applicable transfer agent, subject to the Restricted Stock Legend unless the Company reasonably determines that such share of Common Stock need not bear the Restricted Stock Legend or need not be issued in such format.

(c)           As used in this Section 3.06, the term “transfer” means any sale, pledge, hedging transaction, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Security or Restricted Stock or any interest therein.

Section 3.07      Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of like tenor and principal amount and bearing an identification number not contemporaneously outstanding.

If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by its to save it and any of its agents harmless, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing an identification number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.07, the Company may require payment by the relevant Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Every new Note issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.08      Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer to the Company or any agent of the Company, the Company or such agent shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

Section 3.09      Transfer and Exchange.

(a)           Provisions Applicable to All Transfers and Exchanges.

(i)            Subject to the restrictions set forth in this Section 3.09 and elsewhere in this Agreement, Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Company in the Register.

(ii)           All Notes issued upon any registration of transfer or exchange in accordance with this Agreement will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

(iii)          No service charge will be imposed on any Holder of a Note for any exchange or registration of transfer, but the Company may require such Holder to pay a sum sufficient to cover any Taxes, assessment or other governmental charges imposed on the Company in connection with such exchange or registration of transfer to a person other than the Company or its affiliates.

(iv)          Unless the Company specifies otherwise, the Company will not be required to exchange or register a transfer of any Note that has been surrendered for conversion or for which a Fundamental Change Repurchase Notice or a Repurchase Notice has been delivered, except to the extent any portion of such Note is not subject to the foregoing.

(b)           Transfer and Exchange of Notes.

(i)            If a transfer of a Note is otherwise permitted hereunder, a Holder may transfer such Note by: (A) surrendering such Note for registration of transfer to the Company, together with any endorsements or instruments of transfer required by the Company; (B) delivering any documentation that the Company requires to ensure that such transfer complies with Section 3.05, Section 3.06 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 3.09 and in Section 3.05, Section 3.06 and Section 14.16. Upon the satisfaction of conditions (A), (B) and (C) above, the Company, in accordance with Section 3.04, will promptly execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations, having like aggregate principal amount and bearing any restrictive legends required by Section 3.06.

(ii)           A Holder may exchange a Note for other Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by the Company at any office or agency maintained by the Company for such purposes pursuant to Section 4.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 3.04, will promptly execute and deliver the Notes that such Holder is entitled to receive, bearing identification numbers not contemporaneously outstanding and any restrictive legends that such Notes are to bear under Section 3.06.

Section 3.10            Cancellation. The Company at any time may cancel any Notes previously delivered hereunder that the Company may have acquired in any manner whatsoever. All Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 7) or cancellation will be subject to immediate cancellation by the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are cancelled. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or cancelled.

Section 3.11      Outstanding Notes.

(a)           Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and delivered, excluding those Notes (or portions thereof) that have theretofore been (i) delivered to the Company for cancellation in accordance with Section 3.10; (ii) paid in full in accordance herewith; or (iii) deemed to cease to be outstanding to the extent provided in, and subject to, subsection (b), (c) or (d) of this Section 3.11.

(b)           Replaced Notes. If a Note is replaced pursuant to Section 3.07, then such Note will cease to be outstanding at the time of its replacement, unless the Company receives proof reasonably satisfactory to it that such Note is held by a bona fide purchaser under applicable law.

(c)           Maturing Notes and Notes Subject to Repurchase. If the Company has caused any Note to be (or portion thereof) repaid in full as provided herein, whether a Fundamental Change Repurchase Date, a Repurchase Date, the Maturity Date or otherwise, then (i) such Notes (or portion thereof) will be deemed, as of the date of such payment, to cease to be outstanding, and (ii) the rights of the Holders of such Notes (or such portion thereof), as such, will terminate with respect to such Notes (or such portion thereof).

(d)           Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the consideration due upon conversion or interest due upon such conversion) be deemed to cease to be outstanding, subject to Section 7.03(d).

(e)           Cessation of Accrual of Interest. Except as provided in Section 4.04(a), Section 4.05(a) or Section 7.03(d), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 3.11, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 3.12            Withholding Tax. If any applicable law (as determined in the good faith discretion of the Company) requires the deduction or withholding of any tax from any payment on account of any obligation with respect to the Notes, then the Company or applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Any Investor that is entitled to an exemption from or reduction of withholding tax with respect to any such payments shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documents as will permit the Company to determine the applicable amount of withholding (including backup withholding).

Article 4

PARTICULAR COVENANTS OF THE COMPANY WITH RESPECT TO THE NOTES

Section 4.01            Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes to the applicable Holder of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. The outstanding principal amount of each Note will accrue interest at a rate per annum, at the Company’s election, equal to (a) 5.0% payable in cash (the “Cash Interest”), or (b) 8.0% as paid-in-kind interest, added to the aggregate principal amount of the Note on the date such interest would otherwise be due under (the amount of such paid-in-kind interest being, the “PIK Interest” and together with the Cash Interest, the “Stated Interest”), plus, in each case, any Special Interest that may accrue pursuant to Section 9.02, Section 11.05 or this Section 4.01, respectively. PIK Interest shall apply for each period unless the Company elects, at its option, to pay Cash Interest for any period by notifying each Holder in writing of any such election at least two (2) Business Days before the start of the applicable period during which the Company has elected to pay Cash Interest. Stated Interest on each Note will (a) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (b) be, except as otherwise provided in this Agreement, payable semi-annually in arrears (i) for the Cash Interest, payable in cash and (ii) for the PIK Interest, payable in kind (with the principal amount of each outstanding Note being deemed increased by the dollar amount (rounded to the nearest dollar) of PIK Interest payable on such Note on such date and such increase being recorded in the books of the Company), in each case on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note to the Holder of such Note. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If the Maturity Date of a Note is not an Interest Payment Date, then the accrued and unpaid interest on such Note to, but excluding, the Maturity Date will be paid, on the Maturity Date, to the Person to whom the principal amount of such Note is paid. Special Interest if any, will accrue and be paid in the manner set forth in Section 9.02, Section 11.05 and this Section 4.01, respectively.

Section 4.02            Maintenance of Office or Agency. The Company shall maintain an office or agency in the United States, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. The initial location of such office and agency is the Company’s address set forth in Section 14.01, and the Company shall give prompt written notice to each Holder of any change in the location of such office or agency.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03      Reports. The Company shall furnish to the Holders, on or before the fifteenth (15th) day after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act), all annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act; provided, however, that the Company need not send to any Holder any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the Commission. Any report that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be sent to the Holders at the time such report is so filed.

Section 4.04      Offer to Repurchase upon Fundamental Change.

(a)           If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days or more than thirty (30) Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to one hundred percent (100%) of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).

(b)           Repurchases of Notes under this Section 4.04 shall be made, at the option of the Holder thereof. To exercise such right, such Holder must deliver, prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, to the Company:

(i)            a duly completed notice substantially in the form attached to the Note (the “Fundamental Change Repurchase Notice”) to the Company; and

(ii)           the Notes to be repurchased.

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Fundamental Change Repurchase Notice contemplated by this Section 4.04 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company, specifying (x) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and (y) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice.

(c)           On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.

(d)           Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(e)           [Reserved].

(f)           The Company shall not be required to repurchase or make an offer to repurchase the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements made for an offer made by the Company as set forth in this Section 4.04 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Section 4.04.

(g)           Notwithstanding anything to the contrary in this Section 4.04, the Company will not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes pursuant to this Section 4.04, in connection with a Fundamental Change occurring pursuant to clause (b)(i) or (b)(ii) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists solely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 7.05 into solely cash in U.S. dollars in an amount per Note that equals or exceeds the Fundamental Change Repurchase Price per Note (calculated assuming that the same includes accrued interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company notifies Holders of the occurrence of such Fundamental Change and that, pursuant to this Section 4.04(g), the Company is not required to offer to repurchase the Notes in connection therewith. Any Fundamental Change with respect to which, in accordance with the provisions of this Section 4.04(g), the Company does not offer to repurchase any notes is referred to as an “Exempted Fundamental Change”.

Section 4.05      Repurchase at Option of the Holders.

(a)           Subject to the terms of this Section 4.05, at any time commencing on the two-and-half-year anniversary of the Closing Date (the “Specified Date”), each Holder shall have the right, at such Holder’s option, to require the Company, by written notice delivered to the Company substantially in the form attached to the Note (a “Repurchase Notice”), to repurchase for cash all of such Holder’s Notes, or any portion thereof, on the date specified by the Company that is not less than six (6) months following the date of the Company’s receipt of the Repurchase Notice (the “Repurchase Date”) at a repurchase price (the “Repurchase Price”) equal to one hundred percent (100%) of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Repurchase Date.

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Repurchase Notice contemplated by this Section 4.05 shall have the right to withdraw, in whole or in part, such Repurchase Notice by at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Company, specifying (x) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and (y) the principal amount, if any, of such Note that remains subject to the original Repurchase Notice and accrued and unpaid interest, if any, thereon.

(b)           Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes).

Section 4.06     Existence. Subject to Article 10, the Company will do or cause to be done and will cause its Subsidiaries to do all things necessary to preserve and keep in full force and effect their respective existence and material rights (charter and statutory); provided, however, that the Company need not preserve or keep in full force and effect any such existence or right if the Board of Directors determines that (a) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (b) the loss thereof is not, individually or in the aggregate, materially adverse to the Holders.

Article 5
[RESERVED]

Article 6
CONDITIONS

Section 6.01      Closing Date Conditions with Respect to the Company. The obligation of the Company to issue the Securities hereunder shall be subject to the satisfaction on the Closing Date of the conditions precedent set forth below:

(a)           (i) All representation and warranties of the Investors contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), taken as a whole, does not result in a Material Adverse Effect and (ii) the Investors shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.(b) No event shall have occurred and be continuing that (i) constitutes a Default or an Event of Default or (ii) constitutes a Material Adverse Effect.

(b)           No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the Transactions or the transactions contemplated hereby, and no Governmental Authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(c)           All conditions precedent to the closing of the Transaction set forth in Article IX of the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived in writing by the person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transactions shall occur substantially concurrently with or immediately following the Closing Date.

Section 6.02     Closing Date Conditions with Respect to the Investors. The obligation of the Investor to purchase the Securities hereunder shall be subject to the satisfaction on the Closing Date of the conditions precedent set forth below:

(a)           (i) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), taken as a whole, does not result in a Material Adverse Effect and (ii) the Company shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(b)           No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the Transactions or the transactions contemplated hereby, and no Governmental Authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(c)           All conditions precedent to the closing of the Transaction set forth in Article IX of the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived in writing by the person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transactions shall occur substantially concurrently with or immediately following the Closing Date.

Article 7
CONVERSION OF NOTES

Section 7.01      Right to Convert. Subject to and upon compliance with the provisions of this Agreement, each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert the principal amount of such Holder’s Notes, or any portion of such principal amount, into shares of Common Stock (and, if applicable, cash in lieu of any fractional share of Common Stock). Notwithstanding anything to the contrary:

(a)           Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(b)           in no event may any Note be converted after the Close of Business on the Business Day immediately preceding the Maturity Date;

(c)           [Reserved].

(d)           if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.04(b) with respect to any Note, then such Note may not be converted, except to the extent (i) such Note is not subject to such notice; (ii) such notice is withdrawn in accordance with Section 4.04(b) or (iii) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Agreement; and

(e)           if a Repurchase Notice is validly delivered pursuant to Section 4.05(b) with respect to any Note, then such Note may not be converted, except to the extent (i) such Note is not subject to such notice; (ii) such notice is withdrawn in accordance with Section 4.05(b); or (iii) the Company fails to pay the Repurchase Price for such Note in accordance with this Agreement.

Section 7.02      Conversion Procedure.

(a)           In order to exercise the conversion right with respect to any Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i)            complete and manually sign the conversion notice provided on the back of the Note (or a facsimile of such conversion notice) and deliver the same to the Company;

(ii)           surrender the Note to the Company;

(iii)          if required, furnish appropriate endorsements and transfer documents,

(iv)         if required pursuant to Section 7.08, pay any transfer taxes or duties; and

(v)          if required, pay funds equal to interest payable on the next Interest Payment Date as required by Section 7.03(d).

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”

(b)           In case any Note having a principal amount greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder of such Note, without charge to such Holder, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of such Note.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the Conversion Date for such conversion, and the Person in whose name the shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of such shares as of the Close of Business on such the Conversion Date for such conversion.

(c)           Each share of Common Stock issued upon conversion of any Notes that are Restricted Securities shall be subject to the Restricted Stock Legend as set forth in Section 3.06.

Section 7.03      Settlement upon Conversion Into Common Stock.

(a)           The type and amount of consideration due in respect of each $1,000 principal amount of a Note to be converted will be a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; provided, however, that, subject to Section 7.03(e), in lieu of issuing or delivering any fraction of any share of Common Stock, the Company will instead either, at the Company’s option, (I) pay cash in an amount equal to the product of (x) such fraction and (y) the Last Reported Sale Price per share of Common Stock on such Conversion Date; or (II) deliver an additional whole share of Common Stock.

(b)           Subject to Section 7.05, the Company will deliver the consideration due upon conversion of any Note on or before the third (3rd) Business Day after the Conversion Date for such conversion.

(c)           Subject to Section 7.03(d), upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest.

(d)           [Reserved].

(e)           If multiple Notes shall be surrendered for conversion with the same Conversion Date by the same Holder, the number of full shares which shall be issuable upon such conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate principal amount of such Notes to be so converted.

(f)           By delivery to the Holder of the consideration due upon conversion of any Note, the Company will be deemed to satisfy in full its obligation to pay the principal amount of the Notes and all accrued and unpaid interest to, but excluding, the Conversion Date. Upon conversion of the Notes, all accrued and unpaid interest to, but excluding, the Conversion Date will be deemed to be paid in full rather than canceled, extinguished or forfeited, subject to Section 7.03(d).

(g)           Shares of Common Stock issued upon a conversion shall be delivered pursuant to a book entry with the transfer agent for the Common Stock, and in no event shall paper certificates be issued or delivered, except with the consent of the Holder receiving the same.

Section 7.04      Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders of Notes participate, at the same time and on the same terms as holders of shares of Common Stock, solely as a result of holding the Notes, in any of the transactions described in this Section 7.04, without having to convert their Notes, as if each Holder held, on the applicable Record Date or effective date, a number of shares of Common Stock equal to the Conversion Rate in effect on such Record Date or effective date, multiplied by the principal amount of Notes held by such Holder, divided by $1,000.

(a)           If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of the Common Stock, or the Company effects a share split or share combination applicable to all shares of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which the provisions set forth in Section 7.05 will apply), the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or effective date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend, distribution, share split or share combination of the type described in this Section 7.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)           If the Company distributes, to all or substantially all holders of shares of Common Stock, any rights, options or warrants entitling such holders for a period of not more than sixty (60) calendar days after the Record Date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately preceding such date of announcement.

The foregoing increase in the Conversion Rate shall be successively made whenever any such rights, options or warrants are distributed. If such rights, options or warrants are not so distributed, the Conversion Rate will be immediately readjusted to the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           (i) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities (the “Distributed Property”), to all or substantially all holders of shares of Common Stock, excluding:

(1)           dividends, distributions, rights, options or warrants for which an adjustment is required (or would be required without regard to Section 7.04(h)) pursuant to Section 7.04(a) or Section 7.04(b);

(2)           dividends or distributions paid exclusively in cash for which an adjustment is required (or would be required without regard to Section 7.04(h)) pursuant to Section 7.04(d);

(3)           rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 7.10;

(4)           Spin-Offs for which an adjustment is required (or would be required without regard to Section 7.04(h)) pursuant to Section 7.04(c)(ii); and

(5)           a distribution solely pursuant to a Common Stock Change Event, as to which the provisions set forth in Section 7.05 will apply,

then the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors), as of such Record Date, of such Distributed Property distributed per share of Common Stock pursuant to such distribution.

No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate. If such distribution is not so paid or made, or such rights, options or warrants are not exercised before their expiration (including as a result of being redeemed or terminated), the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid or on the basis of the distribution of only such rights, options or warrants, if any, that were actually exercised, if at all. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount of Notes that it held on the Record Date for such distribution, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, without having to convert its Notes, the amount and kind of Distributed Property such Holder would have received if such Holder owned, on such Record Date, a number of shares of Common Stock equal to the Conversion Rate in effect on such Record Date. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 7.04(c)(i) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average Last Reported Sale Prices per share of Common Stock referred to above.

(ii)            With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on all or substantially all shares of the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or Affiliate, of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. or non-U.S. securities exchange (as determined by the Company) (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the Record Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

FMV	=	the average of the Last Reported Sale Prices per share of Capital Stock or similar equity interest distributed per share of Common Stock in such Spin-Off (determined for purposes of the definition of “Last Reported Sale Price” as if references therein to Common Stock were instead references to such Capital Stock or similar equity interest) over the ten (10) consecutive Trading Days beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Spin-Off Valuation Period”); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 7.04(d) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary, the Company will, if necessary, delay the settlement of such conversion until the third (3rd) Business Day after the last day of the Spin-Off Valuation Period. To the extent any dividend or distribution that constitutes a Spin-Off is declared but not paid or made, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(d)           If any cash dividend or distribution is paid or made to all or substantially all holders of shares of Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately prior to the Ex-Dividend Date for such dividend or distribution; and

D	=	the amount in cash per share of Common Stock in such dividend or distribution.

No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate. To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes that it held on the Record Date for such distribution, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned, on such Record Date, a number of shares of Common Stock equal to the Conversion Rate on such Record Date.

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, to the extent that the value (determined as of the Expiration Time by the Board of Directors) of the cash and any other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Prices per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to the purchase of shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, on the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate pursuant to this Section 7.04(e) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary, the Company will, if necessary, delay the settlement of such conversion until the third (3rd) Business Day after the last day of the Tender/Exchange Offer Valuation Period. No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate.

If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall immediately be readjusted to the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected.

(f)           In addition to those Conversion Rate adjustments required by Section 7.04(a), 7.04(b), 7.04(c), 7.04(d) and 7.04(e), and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Capital Market and, if applicable, any securities exchange on which the Company’s securities are then listed, the Company from time to time may (but is not required to) (i) increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) increase the Conversion Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.

(g)           Notwithstanding anything to the contrary, the Conversion Rate will not be adjusted:

(i)            the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(ii)           upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)          the repurchase of any of shares of Common Stock pursuant to an open market share purchase program or other buyback transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transaction, in each case that is not subject to Section 7.04(e);

(iv)          upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program (including pursuant to any “evergreen” provision thereof) of (or assumed by) the Company or any its Subsidiaries;

(v)           upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iv) above and outstanding as of the date the Notes were first issued, except as set forth in Section 7.10;

(vi)          for a change in the par value (or lack of par value) of the Common Stock; or

(vii)         for accrued and unpaid interest, if any, on the Notes.

(h)           Adjustments to the Conversion Rate under this Article 7 shall be calculated to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. Notwithstanding anything to the contrary in Section 7.04, no adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least one percent (1%) in the Conversion Rate, and any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment; provided, however, that upon any conversion of the Notes, the Company shall give effect to all adjustments that Company otherwise has deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

(i)           After any adjustment to the Conversion Rate pursuant hereto, the Company shall prepare and send to Holders, within 20 days of the effective date of such adjustment, a notice of such adjustment setting forth the adjusted Conversion Rate and the date on which each adjustment became effective. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)           For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on such shares, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k)          Notwithstanding anything to the contrary in this Agreement or the Notes, if the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 7.04 has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date, but the shares issuable upon conversion are not entitled to participate in such event (because they were not held on the related record date or otherwise),then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date and, for the avoidance of doubt, such shares will not be entitled to participate in such event. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the third (3rd) Business Day after such first date.

Section 7.05      Effect of Reclassification, Consolidation, Merger, Sale, Etc. In the case of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination, any stock dividends or any change in par value or from a par value to no par value or from no par value to a par value), (ii) any consolidation, merger or combination involving the Company, (iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, (iv) any statutory share exchange, or (v) any similar event, in each case, as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Common Stock Change Event,” and such stock, securities, property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary,

(a)           at the effective time of such Common Stock Change Event, (1) the consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 7 (or in any related definitions) were instead a reference to the same number of Reference Property Units; and for (2) purposes of the definition of “Fundamental Change” the term “Common Stock” will be deemed to mean the Common Equity, if any, forming part of such Reference Property;

(b)           if such Reference Property Unit consists entirely of cash, then, in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event, the Company will pay the cash due upon such conversions no later than the third (3rd) Business Day after the relevant Conversion Date;

(c)           for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof);

(d)           the Company shall promptly execute, and the Holders shall counter-sign, a supplemental agreement pursuant to Article 13 that (1) will provide for subsequent conversions of Notes in the manner set forth in this Section 7.05; (2) will provide for subsequent adjustments to the Conversion Rate pursuant to Section 7.04(a), 7.04(b), 7.04(c), 7.04(d), 7.04(e) in a manner consistent with this Section 7.05; and (3) may contain such other provisions as (i) the Company in good faith determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 7.05 and (ii) to which Holders of at least a majority of the aggregate principal amount of Notes then outstanding reasonably agree.

If such Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, or represent solely the right to receive, more than a single type of consideration (determined based in part upon any form of shareholder election), the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of the Notes of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 7.05. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes as set forth in Section 7.01 and Section 7.02 prior to the effective date of such Common Stock Change Event.

Section 7.06      Adjustments of Prices. Whenever any provision of this Agreement requires a calculation of the Last Reported Sale Prices, or a function thereof, over a span of multiple days, the Company may make adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, effective date or Expiration Date, as the case may be, of the event occurs, at any time during the period during which such calculations are based.

Section 7.07      [Reserved].

Section 7.08     Taxes on Shares Issued. Any issue of shares of Common Stock upon the conversion of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock, if any, upon conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Notes converted, and, in addition to any other requirements or conditions set forth herein, the Company shall not be required to issue or deliver any such shares unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.09      Reservation of Shares; Listing. The Company shall at all times provide, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares, all such Notes would be held by a single Holder). The Company will use its best efforts to cause all shares of Common Stock issued upon conversion of the Notes to be listed on any U.S. securities exchange upon which the Common Stock is then listed.

Section 7.10      Shareholder Rights Plan. Each share of Common Stock, if any, issued upon conversion of Notes pursuant to this Article 7 shall be entitled to receive the appropriate number of rights, if any, and the certificates, if any, representing such shares shall bear such legends, if any, in each case as may be provided by the terms of any then-effective shareholder rights agreement adopted by the Company, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if, prior to any conversion of any Notes, such rights have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement, then the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed, to all holders of the Common Stock, Distributed Property as described in Section 7.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. Unless and until such rights have so separated, no adjustment to the Conversion Rate will be made pursuant to Section 7.04(c) on account of such rights.

Section 7.11      Company Determination Final. Any determination that the Board of Directors contemplated pursuant to this Article 7 shall be conclusive if made in good faith and in accordance with the provisions of this Article 7, absent manifest error.

Section 7.12      Maximum Percentage. On or prior to the Closing, each Investor shall notify the Company in writing to confirm whether such Investor elects to be subject to the provisions contained in this Section 7.12 and the corresponding provision in the Warrant. A holder of a Security who is not subject to this Section 7.12 may elect to be subject to the provisions contained in this Section 7.12 at any time by submitting written notice to the Company. If the election is made by a holder of a Security, the Company shall not effect the exercise of the holder’s Warrant or conversion of the Holder’s Note, and such holder shall not have the right to exercise such Warrant or convert such Note, to the extent that after giving effect to such exercise, such Person (together with such Person’s Affiliates), or any “group” of which such holder or its Affiliates is a member, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates, or any group of which such Person and its Affiliates is a member, shall include the number of shares of Common Stock issuable upon exercise of the Warrant or conversion of the Notes, as applicable, with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such Person and its Affiliates, or any group of which such Person and its Affiliates is a member, and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes, including the Notes, or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act (or any successor rule), and the applicable regulations of the Commission. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by a holder of a Security shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. To the extent that a holder of a Security makes the election described in this Section 7.12, the Company shall not effect the exercise of the holder’s Warrant or Holder’s Note, and such holder of Security shall not have the right to exercise such Warrant or convert such Note unless it provides to the Company in its election to purchase or conversion notice, a certification that, after giving effect to such exercise or conversion, as applicable, such Person (together with such Person’s Affiliates) or any “group” of which the holder of a Security or its Affiliates is a member, would not beneficially own in excess of the Maximum Percentage of the shares of Common Stock outstanding immediately after giving effect to such exercise as determined in accordance with this Section 7.12. The Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of any Security, in determining the number of outstanding shares of Common Stock, the holder of the Security may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, current report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of a Security, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder of Security the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder of Security and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Security may from time to time increase or decrease the Maximum Percentage applicable to such holder of Security to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

Article 8
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 8.01      Representations and Warranties of Investors. Each Investor, severally and not jointly, hereby represents and warrants, as of the Signing Date and as of the Closing Date, as follows:

(a)           It (i) is validly existing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement.

(b)           This Agreement has been duly authorized, validly executed and delivered by Investor, and assuming the due authorization, execution and delivery of the same by the Company, this Agreement shall constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and by the availability of equitable remedies.

(c)           The execution, delivery and performance by Investor of this Agreement, the purchase of the Securities hereunder, the compliance by Investor with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Investor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Investor is a party or by which Investor is bound or to which any of the property or assets of Investor is subject; (ii) the organizational documents of Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Investor or any of its properties that in the case of clauses (i) and (iii), would have an Investor Material Adverse Effect. For purposes of this Agreement, a “Investor Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Investor that would reasonably be expected to have a material adverse effect on Investor’s ability to consummate the transactions contemplated hereby, including the purchase of the Securities.

(d)           It (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A hereto, (ii) is acquiring the Securities only for its own account and not for the account of others, or if Investor is subscriging the Securities as a fiduciary or agent for one or more Investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only, (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the securities laws of the United States or any other applicable jurisdiction and (iv) has provided the Company with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Securities.

(e)           Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and that the Company is not required to register the Securities except as set forth in Section 11 of this Agreement. Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), or (iii) in an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Securities shall contain a restrictive legend to such effect. Investor acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Investor acknowledges and agrees that the Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, as amended (“Rule 144”), until at least one year following the filing of certain required information with the Commission after the Closing Date. Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(f)            Investor understands and agrees that Investor is purchasing the Securities directly from the Company. Investor further acknowledges that there have not been, and Investor hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Investor by the Company or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Agreement.

(g)           In making its decision to purchase the Securities, Investor represents that it has relied solely upon independent investigation made by Investor and the Company’s representations in Section 8.02 of this Agreement. Investor acknowledges and agrees that Investor has received access to and has had an adequate opportunity to review such information as Investor deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company, NKGen Biotech, Inc. ("NKGen") and the Transactions, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Investor’s investment in the Securities. Without limiting the generality of the foregoing, Investor acknowledges that it has reviewed the Company’s filings with the Commission. Investor represents and agrees that Investor and Investor’s professional advisor(s), if any, received, reviewed and understood the offering materials made available to them in connection with the offer and sale of the Securities and the Transaction, have had the full opportunity to ask such questions, including on the financial information, receive such answers and obtain such information as Investor and Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. Investor further acknowledges that the information provided to Investor was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that the Company intends to file with the Commission in connection with the Transaction (which will include substantial additional information about the Company, NKGen and the Transaction and will update and supersede the information previously provided to Investor, including without limitation with respect to any financial statements and other financial information of NKGen, which may have been prepared and reviewed solely by each of the Company and NKGen and its respective officers and employees, as the case may be, and have not been reviewed by any outside party or, except as expressly set forth therein, certified or audited by an independent third-party auditor or audit firm), and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Securities hereunder. The Investor acknowledges and agrees that, except for the representations and warranties made by the Company that are expressly set forth in Section 8.02 of this Agreement, neither the Company nor any of its affiliates nor any other person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Company, its businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or any other matter made available to the Investor or its representatives in expectation of, or in connection with, this Agreement or the transactions contemplated hereby. The Investor is not relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any person and acknowledges and agrees that the Company has specifically disclaimed any such other representations and warranties. None of NKGen or its affiliates or any of such person’s or its affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has made or makes any representation as to the Company or NKGen or the quality or value of the Securities.

(h)           Investor acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)            Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the SEC Documents and the Investor presentation provided by the Company. Investor is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Investor has considered necessary to make an informed investment decision. Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Investor understands and acknowledges that the purchase and sale of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j)            Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for Investor and that Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Investor’s investment in the Company. Investor acknowledges specifically that a possibility of total loss exists.

(k)           Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(l)            Investor is not (i) a person or entity named (a “Person”) on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Investor is permitted to do so under applicable law. If Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, Investor maintains policies and procedures reasonably designed for the screening of its Investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Investor maintains policies and procedures reasonably designed to ensure that the funds held by Investor and used to purchase the Securities were legally derived.

(m)         No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401.

(n)           If Investor is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Investor represents and warrants that (i) it has not relied on the Company or any of its affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities and (ii) the acquisition and holding of the Securities will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(o)           Investor at the Closing will have sufficient funds to pay the Purchase Price.

(p)           Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, NKGen or any of their respective affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company contained in Section 8.02 of this Agreement, in making its investment or decision to invest in the Company.

(q)           No broker or finder has acted on behalf of the Investor in connection with the sale of the Securities pursuant to this Agreement in such a way as to create any liability on the Company.

(r)           Investor hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Investor, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms (other than pledges in the ordinary course of business as part of prime brokerage arrangements). “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing in this Section 8.01(r) (i) shall restrict Investor’s ability to maintain bona fide hedging positions in respect of the Warrants of the Company held by the Investor as of the date hereof; (ii) shall prohibit any entities under common management or that share an investment advisor with Investor from entering into any short sales or engaging in other hedging transactions; and (iii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, this Section 8.01(r) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the number of Securities covered by this Agreement. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Securities may be pledged by Investor in connection with a bona fide margin agreement, provided that such pledge shall be (1) pursuant to an available exemption from the registration requirements of the Securities Act or (2) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Investor effecting a pledge of the Securities shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Securities are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(s)           Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Investor with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, Investor is not currently (and at all times through the Closing Date will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t)            Investor acknowledges and agrees that (i) the Commission Staff issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 (together with any subsequent guidance, statements or interpretations issued by the Commission or its staff relating thereto or other accounting matters related to initial public offerings, securities or expenses, the “Statement”), (ii) the Commission Staff have issued comments regarding the appropriate classification of public shares as permanent or temporary equity (the “Staff Comments”), (iii) on March 30, 2022, the SEC issued proposed rules with respect to the regulation of special purpose acquisition companies (the “SPAC Rule Proposals” and together with the Statement and Staff Comments, the “SEC Guidance”) relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies, the condensed financial statement requirements applicable to transactions involving shell companies, the use of projections by SPACs in SEC filings in connection with proposed business combination transactions, the potential liability of certain participants in proposed business combination transactions, and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended, (iv) the Company continues to review the SEC Guidance and its implications, including on the financial statements and other information included in its filings with the Commission, including the SEC Documents, and (v) any restatement, revision or other modification of such filings relating to or arising from such review, any subsequent related agreements or other guidance from the Staff of the Commission shall be deemed not material for purposes of this Agreement.

(u)           Investor acknowledges that (i) the Company, NKGen and any of their respective affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company that is not known to Investor and that may be material to a decision to purchase the Securities, (ii) Investor has determined to purchase the Securities notwithstanding its lack of knowledge of such information, and (iii) none of the Company, or any of their respective affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to Investor, and Investor hereby to the extent permitted by law waives and releases any claims it may have against the Company, and their respective affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(v)           Investor acknowledges that it is aware that Company may enter into a subscription agreement, side letter or other agreement (including convertible promissory notes) with other investors associated with a private financing in one or a series of related transactions, and that such private financing, if pursued, will close prior to the Closing.

Section 8.02      Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and their respective Affiliates that, as of the Signing Date and as of the Closing Date (except for any representations and warranties which speak as to a specific date, which representations and warranties shall be made as of the date specified):

(a)           Existence. The Company and each of its Subsidiaries (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all necessary powers, licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own and lease its properties; and (iii) is duly qualified to do business as a foreign corporation, and is in good standing, in every jurisdiction in which its business or properties require such qualification, except, in the case of clause (ii) or (iii), to the extent that the failure to have such powers, licenses, authorizations, consents or approvals or to be so qualified and in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Authorization. The Company has all necessary power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(c)           Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and constitutes, and each of the other Transaction Documents have been duly authorized by the Company and, when executed and delivered by the Company, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, assuming the due authorization, execution and delivery by the other parties hereto and thereto (if applicable) and subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles (regardless of whether enforcement is sought in equity or at law) and rules of law governing specific performance, injunctive relief and other equitable remedies.

(d)           Governmental Authorization. None of the execution and delivery by the Company of Transaction Documents, the performance by the Company of any of the obligations to be performed by them hereunder or thereunder, or the consummation by the Company of any of the transactions contemplated hereby or thereby, will require any notice to, action, approval or consent by, or in respect of, or filing or registration with any Governmental Authority or other Person, except (i) filings required by Regulation D of the Securities Act and any applicable state securities laws and filings to be made with the Commission and (ii) the New York Stock Exchange or Nasdaq Capital Market (and, if applicable, any securities exchange on which the Company’s securities are listed), the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(e)           No Conflicts. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no consent or approval of, or notice to, any Person is required by the terms of any Material Contract for the execution or delivery of, or the performance of the obligations of the Company under, this Agreement and the other Transaction Documents to which the Company is party or the consummation of the transactions contemplated hereby or thereby, and such execution, delivery, performance and consummation will not result in any breach or violation of, or constitute a default under any Material Contract or any law applicable to the Company, any of its Subsidiaries or any of its or their assets.

(f)            No Material Adverse Effect. Since June 30, 2023, there has been no change, effect, event, state of facts, development, condition or circumstance that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)           Proceedings. Except for such matters as have not had and would not reasonably be expected to have a Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a Governmental Authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any Governmental Authority or arbitrator outstanding against the Company.

(h)           Authorization of the Common Stock. The shares of Common Stock, if any, issuable upon conversion of the Notes or the exercise of Warrants have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action, and such shares, when issued upon such conversion or exercise, as applicable, will be validly issued and will be fully paid and non-assessable and free and clear of all liens under the Company’s certificate of incorporation and bylaws or under the Delaware General Corporation Law; and the issuance of such shares upon such conversion or exercise, as applicable, will not be subject to the preemptive or other similar rights of any securityholder of the Company pursuant the Company’s certificate of incorporation or bylaws, the Delaware General Corporation Law or any Material Contract.

(i)            Public Filings, Etc. As of the Signing Date, none of the Company’s Annual Report on Form 10-K for the period ended December 31, 2022, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 or other public filings of the Company filed with the Commission since April 12, 2021 pursuant to the Exchange Act included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)           [Reserved].

(k)           Investment Company Act. The Company is not an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(l)            Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of its directors, officers, employees, Affiliates or agents has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, its Subsidiaries and, to the Company’s knowledge, its Affiliates have conducted their respective businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(m)         Private Offering; No Integration or General Solicitation.

(i)            Assuming (i) the Initial Notes and Warrants are issued, sold and delivered under the circumstances contemplated by this Agreement and (ii) the accuracy of the representations and warranties of the Investors set forth in Section 8.01, and their compliance with the agreements set forth herein, it is not necessary in connection with the offer, sale and delivery of the Initial Notes and Warrants to the Investors in the manner contemplated by this Agreement to register the offer and sale of such Initial Notes and Warrants to the Investors under the Securities Act.

(ii)           The Company has not, directly or indirectly, offered, sold or solicited any offer to buy, and the Company will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Initial Notes and Warrants and require the offer and sale of the Initial Notes and Warrants to the Investors to be registered under the Securities Act. Neither the Company nor any of its Affiliates or any Person acting on its behalf (other than the Holders, as to whom the Company makes no representation or warranty) has engaged or will engage in any form of general solicitation or advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering and sale of the Initial Notes and Warrants to the Investors pursuant to this Agreement.

(n)           [Reserved].

(o)           Intellectual Property. To the knowledge of the Company, the Company owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, and other intellectual property used in its business as currently conducted and the use thereof by the Company does not infringe upon the rights of any other Person, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)           Tax Returns and Payments. Except for any failure to file or pay, collect or remit that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Company has (i) timely filed or caused to be timely filed all Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects and (ii) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it (including in its capacity as a withholding agent), except Taxes that are being contested in good faith by appropriate proceedings and for which the Company has set aside on its books adequate reserves in accordance with GAAP.

Article 9
EVENTS OF DEFAULT; REMEDIES WITH RESPECT TO THE NOTES

Section 9.01      Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)           default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)           default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)           failure by the Company to comply with its obligation to convert the Notes in accordance with this Agreement upon exercise of a Holder’s conversion right, and such failure continues for a period of five (5) Business Days;

(d)           failure by the Company to comply with its obligations under Article 10, hereof and such failure continues for a period of ten (10) Business Days;

(e)           failure by the Company for sixty (60) days after written notice from the Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Agreement;

(f)           failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 4.04, when due and such failure continues for five (5) Business Days;

(g)           a default by the Company or any of its Significant Subsidiaries with respect to any mortgages, agreements or other instruments under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed of at least fifty million dollars ($50,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Significant Subsidiaries, whether such indebtedness exists as of the Closing Date or is thereafter created.

(i)            resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date; or

(ii)           constituting a failure to pay the principal of any of such indebtedness when due and payable (after the expiration of all applicable grace periods) at the stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

and in the cases of (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within thirty (30) days after written notice to the Company by the Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Agreement;

(h)           the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding, seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(i)            an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; and

(j)            any uninsured judgment, decree or order in excess of fifty million dollars ($50,000,000) (excluding amounts subject to indemnification from third parties for which the third party has acknowledged liability) shall be rendered against the Company and any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced upon such judgment, decree or order or (ii) such judgment, decree or order shall not have been settled, satisfied, stayed, vacated or discharged within thirty (30) days from entry; and

(k)           any representation or warranty of the Company or any of its Subsidiaries in any Transaction Document to which it is party or in any certificate, financial statement or other document delivered by the Company or such Subsidiary in connection with this Agreement proves to have not been true and correct in any material respect at the time it was made (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects).

Section 9.02      Reporting Defaults.

(a)           Notwithstanding anything to the contrary, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 9.01(e) arising from the Company’s failure to comply with Section 4.03 will, for each of the first three hundred and sixty (360) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then the Notes will be subject to acceleration pursuant to Section 9.03 on account of the relevant Reporting Event of Default from, and including, the three hundred and sixty first (361st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due.

(b)           Any Special Interest that accrues on a Note pursuant to Section 9.02(a) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to (i) one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred and eighty (180) calendar days following the Reporting Event of Default and (ii) one half of one percent (0.50%) thereafter until such Reporting Event of Default shall have been cured; provided, however, that in no event will Special Interest accrue on any day on a Note at a combined rate per annum that exceeds one-half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note.

(c)           To make the election set forth in Section 9.02(a), the Company must send to the Holders, before the date on which each Reporting Event of Default first occurs, a written notice that states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest.

Section 9.03      Acceleration of Maturity; Waiver of Past Defaults and Rescission.

(a)           If an Event of Default (other than an Event of Default specified in Section 9.01(h) or Section 9.01(i) with respect to the Company and not solely with respect to any Significant Subsidiaries of the Company) occurs and is continuing, then and in every such case the Holders of at least a majority in the aggregate principal amount of the outstanding Notes may declare 100% of the principal amount plus accrued and unpaid interest on all the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the other Holders if given by any Holder), and upon any such declaration, such principal amount, and accrued and unpaid interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 9.01(h) or Section 9.01(i) with respect to the Company (and not solely with respect to any Significant Subsidiaries of the Company), 100% of the principal amount plus accrued and unpaid interest on all outstanding Notes will automatically become due and payable without any declaration or other act on the part of any Holder.

(b)           [Reserved].

(c)           The Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and each other Holder, may (x) waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, rescind any such acceleration with respect to the Notes and its consequences, except, in each case, with respect to a Default described in Section 9.01(a), or Section 9.01(b), or in respect of a covenant or provision hereof which under Article 13 cannot be modified or amended without the consent of the Holder of each outstanding Note affected, if:

(i)            such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)           all existing Events of Default (except the non-payment of principal amount and accrued and unpaid interest that has become due solely because of such acceleration) have been cured or waived.

Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 9.04      Unconditional Right of Holders to Receive Payment and Convert. Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of the principal amount (including interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or otherwise, as applicable), any accrued and unpaid interest and to convert the Notes in accordance with Article 7, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

Section 9.05      Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

Section 9.06      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.07      Delay or Omission Not Waiver. No delay or omission of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders.

Section 9.08      Control by Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Holders.

Section 9.09      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 9.09 shall not apply to any suit instituted by the Company or to any suit instituted by any Holder for the enforcement of the payment of the principal amount on any Note on or after the Maturity Date of such Note.

Article 10
MERGER, CONSOLIDATION OR SALE OF ASSETS WITH RESPECT TO THE NOTES

Section 10.01      Company May Consolidate, etc., only on Certain Terms. Subject to the provisions of Section 10.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect Wholly-Owned Subsidiaries) (each, a “Business Combination Event”), unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”), if not the Company shall be a Qualified Successor Entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assumed, by amendment or supplement all of the obligations of the Company under the Notes and this Agreement; and

(b)           immediately after giving effect to such transaction, no Default or Event of Default under this Agreement has occurred and is continuing.

For purposes of this Section 10.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person.

Section 10.02      Successor Substituted. In each case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by amendment or supplement, executed and delivered to the Holders and satisfactory in form to the Holders of at least twenty five (25%) percent of the aggregate principal amount of Notes outstanding hereunder, of due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Company under this Agreement. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Holders. All the Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the Note theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 10 the Person named as the “Company” in the first paragraph of this Agreement (or any successor that shall thereafter have become such in the manner prescribed in this Article 10) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Agreement and the Notes. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Article 11
REGISTRATION RIGHTS

Section 11.01    Registration Rights.

(a)           The Company agrees that, within fifteen (15) Business Days following the Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Registrable Securities (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have the Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Upon an Investor’s timely request, the Company shall provide a draft of the sections entitled “Selling Securityholders” and “Plan of Distribution” in the Registration Statement to such Investor for review at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission (the “Filing Date”), and such Investor shall provide any comments on the Registration Statement to the Company no later than the one (1) Business Day immediately preceding the Filing Date.  Unless otherwise agreed to in writing by an Investor prior to the filing of the Registration Statement, an Investor shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that such Investor be identified as a statutory underwriter in the Registration Statement, such Investor will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission.  In such event, the number of Registrable Securities or other shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have such Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 11.01.

(b)           The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to an Investor, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (i) two (2) years from the effective date of the Registration Statement, (ii) the date on which all of the Registrable Securities shall have been sold or (iii) on the first date on which such Investor can sell all of its Registrable Securities (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. For so long as the Registration Statement shall remain effective, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable such Investor to resell Registrable Securities pursuant to the Registration Statement, qualify the Registrable Securities for listing on the applicable stock exchange on which the Company’s Common Stock are then listed and update or amend the Registration Statement as necessary to include Registrable Securities.  The Company will use its commercially reasonable efforts to, for so long as an Investor holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements to enable such Investor to resell the Registrable Securities pursuant to Rule 144. Each Investor agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

(c)           The Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon an Investor furnishing in writing to the Company a completed selling stockholder questionnaire in customary form that contains such information regarding such Investor, the securities of the Company held by such Investor and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and such Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Company’s Annual Report on Form 10-K; provided, that the Company shall request such information from such Investor, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated Filing Date of the Registration Statement; and provided, further, under no circumstances shall such Investor be required to sign any type of lock-up agreement.  In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform such Investor as to the status of such registration.  No Investor shall be entitled to use the Registration Statement for an underwritten offering of Registrable Securities.  Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Investors not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use would reasonably be expected to materially affect a bona fide business or financing transaction of the Company or would reasonably be expected to require premature disclosure of information that would materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period, and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by Investors of such securities as soon as practicable thereafter.

Section 11.02      Obligations of the Company. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Investor agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144, if available at such time) until the Investor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement.  If so directed by the Company, the Investors will deliver to the Company or, in each Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the such Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent such Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

Section 11.03      Opt-Out Notice. An Investor may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Investor not receive notices from the Company otherwise required by this Section 11; provided, however, that such Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from an Investor (unless subsequently revoked), (i) the Company shall not deliver any such notices to such Investor and such Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Investor’s intended use of an effective Registration Statement, such Investor will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 11.03 and the related suspension period remains in effect, the Company will so notify such Investor, within one (1) business day of such Investor’s notification to the Company, by delivering to such Investor a copy of such previous notice of Suspension Event, and thereafter will provide such Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

Section 11.04    Indemnification.

(a)       The Company shall indemnify and hold harmless each Investor (to the extent a seller under the Registration Statement), the officers, directors, members, managers, partners, and employees of such Investor, each Person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses incurred in connection with defending or investigating any such action or claim (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Investor furnished in writing to the Company by or on behalf of such Investor expressly for use therein or such Investor has omitted a material fact from such information, provided that the Company has given notice of such event to such Investor in accordance with the terms of this Agreement. In addition, the Company shall not be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by such Investor expressly for use in such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, (B) in connection with any failure of such Person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any Person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized by the Company or (D) in connection with any offers or sales effected by or on behalf of such Investor in violation of Section 11.01(c) hereof. The Company shall notify each Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 11.04(a) of which the Company is aware. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b)       Each Investor shall, severally and not jointly with any other Investor in the offering contemplated by this Subscription Agreement or selling stockholder named in the Registration Statement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against any and all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Investor furnished in writing to the Company by or on behalf of such Investor expressly for use therein and that such Investor has received notice from the Company of such Suspension Event in accordance with the terms of this Agreement. In no event shall the liability of such Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, an Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of such Investor (which consent shall not be unreasonably withheld or delayed).

(c)       Any Person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)       The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of the Registrable Securities.

(e)       If the indemnification provided under this Section 11.04(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of an Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Securities purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 11.04(e), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 11.04(e) from any Person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

Section 11.05      Removal of Legend. Subject to receipt from an Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, such Investor may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of the Company’s counsel to be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) have been or are about to be sold or transferred pursuant to an effective registration statement, or (ii) have been or are about to be sold pursuant to Rule 144. If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 11.05 and within three (3) trading days of any request therefor from such Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Registrable Securities. The Company shall be responsible for the fees of its Transfer Agent and all fees associated with such issuance.

Article 12
TRUST ACCOUNT WAIVER

Section 12.01      Trust Account Waiver. Each Investor hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering filed on May 24, 2021, available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of initial public offering of the Company (“IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Investor hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies held in the Trust Account or any distributions or payments therefrom, or upon the release to the Company of the funds held in the Trust Account upon consummation of the closing of the transactions contemplated by the Transaction Agreement and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement, and (c) will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Agreement; provided, however, that nothing in this Section 12.01 shall (i) serve to limit or prohibit each Investor’s right to pursue a claim against the Company for legal relief against assets, monies or other properties of the Company held outside the Trust Account (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company), for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Holder may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company) or (iii) be deemed to limit each Investor’s right to distributions from the Trust Account in accordance with the Company’s certificate of incorporation in respect of any redemptions by an Investor in respect of Common Stock acquired by any means other than pursuant to this Agreement or any other rights held as an stockholder of the Company.

Article 13
AMENDMENTS

Section 13.01    Amendments.

(a)           Neither this Agreement nor the Notes or provision thereof may be waived, amended or modified except by an agreement or agreements in writing executed by the Company and the Holders of a majority in aggregate principal amount of the outstanding Notes, provided, however, that no such agreement shall do the following without the written consent of each Holder affected thereby: (i) reduce the principal amount of any Note, (ii) reduce the rate of interest on any Note, (iii) change the Maturity Date of any Note, or extend the time for the payment of any interest thereon or waive or excuse any such payment, (iv) make any change that impairs or adversely affects the conversion rights of any Note or reduces the Fundamental Change Repurchase Price or Repurchase Price of any Note, (v) change any of the provisions of this Article 13 without the written consent of each Holder, or (vi) adversely affect the economic interests of any Holder hereunder disproportionately to other Holders without the written consent of such Holder. Notwithstanding anything to the contrary in the immediately preceding sentence, this Agreement may be amended or supplemented without the consent of any Holder in order to comply with, and subject to the provisions of, Section 7.05 or Article 10.

Article 14
MISCELLANEOUS

Section 14.01    Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person, sent by electronic email or mailed by overnight mail addressed as follows:

If to the Company:

Graf Acquisition Corp. IV

1790 Hughes Landing Blvd., Suite 400, The Woodlands, Texas 77380

Attention: Anthony Kuznik, EVP & General Counsel

Email: [***]

with copies (which shall not constitute notice) to:

Cooley LLP

10265 Science Center Dr

San Diego, CA 92121

Attention: Ken Rollins, Gian-Michele a Marca, Jason Savich

Email: [***]

If to any Holder, to the address of such Holder set forth in the Register (except that any notice to a Holder pursuant to Article 11 will be made to the address of such Holder set forth on the books of the Company or its transfer agent);

If to any Investor, to the notice address of such Investor set forth underneath its signature block to this Agreement.

(a)           The Company, by notice to each of the Holders, may designate additional or different addresses for subsequent notices or communications. Any of the Holders, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

(b)           Any notice or communication sent to a registered Holder shall be e-mailed or mailed to the Holder at the Holder’s e-mail or address, as the case may be, as it appears in the Register and shall be sufficiently given if so e-mailed or mailed within the time prescribed.

(c)           Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

(d)           Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Section 14.02     [Reserved].

Section 14.03    When Notes Are Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 14.04    Deferral of Payments When Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Agreement is not a Business Day, then, notwithstanding anything to the contrary in this Agreement or the Notes, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Section 14.05    Governing Law. THIS AGREEMENT AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.06    No Recourse against Others. No incorporator, director, officer, employee, stockholder or Affiliate of the Company shall have any liability for any obligations of the Company under the Notes or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder will be deemed to waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 14.07    Successors. All agreements of the Company and each Investor and Holder, as applicable, in this Agreement and the Notes shall bind their respective successors.

Section 14.08   Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. Delivery of an executed counterpart by facsimile or “.pdf” shall be effective as delivery of a manually executed counterpart thereof.

Section 14.09   Indemnification. The Company agrees to defend, indemnify, pay and hold harmless, each Indemnified Party from and against any and all Indemnified Liabilities, in all cases, arising, in whole or in part, out of or relating to any claim, notice, suit or proceeding commenced or threatened by any Person (including any Governmental Authority); provided, however, that the Company shall not have any obligation to any Indemnified Party hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnified Party. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 14.09 may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnified Party. In addition, each Indemnified Party agrees that the Company shall not have any obligation to pay to or contribute on behalf of such Indemnified Party an amount in excess of an amount equal to the aggregate principal amount of the Notes purchased by such Indemnified Party pursuant to this Agreement.

Section 14.10    Waiver of Consequential and Punitive Damages. To the extent permitted by applicable law, no Party shall assert, and each Party hereby waives, any claim against each other Party and such Party’s Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Transaction Documents or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Notes, Warrants or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.11    Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.12    Severability Clause. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 14.13    Calculations. Except as otherwise provided herein, the Company (or its agents) will be responsible for making all calculations called for under this Agreement, the Notes or the Warrants. The Company (or its agents) will make all such calculations in good faith, and, absent manifest error, its calculations will be final and binding on Holders. Upon written request of a Holder, the Company (or its agents) will provide a detailed schedule of its calculations.

Section 14.14    Waiver of Jury Trial. EACH OF THE COMPANY, THE INVESTORS AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 14.15    Consent to Jurisdiction.

(a)           Each of the Company, the Investors and the Holders hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Securities, or for recognition or enforcement of any judgment, and each hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

(b)           Each of the Company, the Investors and the Holders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court, and each hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 14.16      Tax Forms. Each Holder, on or before the date it becomes a party to this Agreement (or otherwise receives beneficial ownership of Securities pursuant to a transfer as contemplated by Section 3.09) and thereafter upon reasonable request of the Company, shall furnish to the Company, to the extent such Holder is legally eligible to do so, either a completed and signed IRS Form W-9 or IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8, together with applicable attachments), as may be applicable. Each Holder agrees that if any such for or certification if previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so.

[Remainder of the Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GRAF ACQUISITION CORP. IV
as the Company

By:	/s/ James Graf
Name: James Graf
Title: Chief Executive Officer

NKMAX Co., Ltd.
as the Investor

By:	/s/ Sang Woo Park
Name:	Sang Woo Park
Title:	Chief Executive Officer

Notice Address: 1F/6F SNUH Healthcare Innovation Park, 172, Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13605, Republic of Korea

Annex A

ELIGIBILITY REPRESENTATIONS OF INVESTOR

[Omitted]

EXHIBIT A

[FORM OF NOTE]

THE OFFER AND SALE OF NOTES REPRESENTED HEREBY OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH NOTES AND SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED, EXCEPT (X) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (Y) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR (Z) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE NOTES REPRESENTED HEREBY, AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED WITHOUT THE HOLDER THERETOFORE PROVIDING THE COMPANY WITH SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS A COMPANY MAY REASONABLY REQUEST TO DETERMINE THAT SUCH OFFER, SALE, PLEDGE, HEDGE OR OTHER TRANSFER COMPLIES WITH THE FOREGOING RESTRICTION.

THE NOTES REPRESENTED HEREBY ARE GOVERNED BY THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 15, 2023 (THE “AGREEMENT”), AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN. BY ACCEPTING ANY NOTE REPRESENTED HEREBY, THE HOLDER THEREOF WILL BE DEEMED TO AGREE TO BE BOUND BY THE TERMS OF THE AGREEMENT.

THE NOTES REPRESENTED HEREBY WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT 3001 DAIMLER STREET, SANTA ANA, CA 92705.

5.0% / 8.0% Convertible Senior Notes due 2027

No. [ ]	U.S. $	[ ]

[GRAF ACQUISITION CORP. IV], a Delaware corporation (herein called the “Company”), which term includes any successor corporation under the Agreement referred to on the reverse hereof, for value received hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] UNITED STATES DOLLARS (U.S. $[ ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Company in accordance with the Agreement) on the fourth-year anniversary date of the funding of the purchase price for the Notes. The Company will pay principal amount of any Note and interest thereon as provided in the below-referred Agreement.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the below-referred Agreement. In the case of any conflict between this Note and such Agreement, the provisions of such Agreement shall control.

In Witness Whereof, the Company has caused this instrument to be duly executed.

GRAF ACQUISITION CORP. IV

Dated:	By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

GRAF ACQUISITION CORP. IV

5.0% / 8.0% Convertible Senior Notes due 2027

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.0% / 8.0% Convertible Senior Notes due 2027 (the “Notes”), initially limited in aggregate principal amount to $[ ] all issued or to be issued under and pursuant to a Securities Purchase Agreement dated as of September 15, 2023 (the “Agreement”) among the Company and the Investors named therein, to which Agreement and all agreements supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holder of the Notes.

Except as provided for in the Agreement, principal amount on this Note shall be payable, when and if due, only against surrender therefor, while payments of interest on this Note shall be made, in accordance with the Agreement.

Interest. Stated Interest will accrue on this Note at a rate of 13.0% per annum, payable semi-annually in arrears on each 6-month anniversary of the Closing Date and the one-year anniversary of the Closing Date of each year, commencing on the first 6-month anniversary of the Closing Date. Special Interest may accrue on this Note in the manner provided in the Agreement.

Ranking. The Notes constitute a general, senior unsubordinated and unsecured obligation of the Company.

Conversion. The Notes are convertible into shares of Common Stock (and, if applicable, cash in lieu of any fractional share of Common Stock) in the manner provided in the Agreement.

Offers to Purchase Notes. The Agreement provides that, subject to certain conditions and limitations, upon a Fundamental Change and after the Specified Date, the Company shall be required to make an offer to purchase all of the Notes as provided in the Agreement.

Acceleration of Maturity. Subject to certain exceptions in the Agreement, if an Event of Default shall occur and be continuing, the principal amount, plus interest through such date on all the Notes, may in certain circumstances become due and payable.

Denominations. The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, as provided in the Agreement and subject to certain limitations therein set forth.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

CONVERSION NOTICE

If you want to convert all or any portion (which must be $1,000 or in integral multiples of $1,000 in excess thereof) this Note issued pursuant to a Securities Purchase Agreement dated as of September 15, 2023 (the “Agreement”) among the Company and the Investors named therein, check the box: ¨ and specify the principal amount to be so converted: $       ,000. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

The undersigned Holder hereby certifies that after giving effect to such conversion, such Holder (together with such Holder’s Affiliates) or any “group” of which the Holder or its Affiliates is a member, would not beneficially own in excess of the Maximum Percentage of the shares of Common Stock outstanding immediately after giving effect to such exercise as determined in accordance with Section 7.12 of the Agreement.

Dated:
(Legal Name of Holder)

By:
Name:
Title:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note repurchased in its entirety by the Company pursuant to Section 4.04 or Section 4.05 of the Agreement, check the box: ☐

If you want to elect to have only a part of the principal amount of this Note repurchased by the Company pursuant to Section 4.04 or Section 4.05 of the Agreement, state the portion of such amount: $______ .

Dated:	Your
Signature:
(Sign exactly as name appears on the other side of this Note)

EXHIBIT B

Form of Warrant Certificate

[FACE]

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT TERMS DESCRIBED BELOW

[ISSUER NAME]

Incorporated Under the Laws of the State of Delaware

CUSIP 65488A 101

Warrant Certificate

This Warrant Certificate certifies that ________________, or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of common stock, $0.0001 par value per share (“Common Stock”), of [ISSUER NAME], a Delaware corporation (the “Company”). Each whole Warrant entitles the holder, upon exercise during the period set forth in the Warrant Terms (attached hereto as Schedule A) referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Terms, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Terms) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Company referred to below, subject to the conditions set forth herein and in the Warrant Terms. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Terms.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Terms.

The initial Warrant Price per share of Common Stock for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Terms.

Subject to the conditions set forth in the Warrant Terms, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Terms.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

[ISSUER NAME]

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock in accordance with the terms and conditions of the Warrants attached hereto as Exhibit A (the “Warrant Terms”) and are issued or to be issued pursuant to that certain Securities Purchase Agreement dated as of September 15, 2023 (the “Securities Purchase Agreement”), duly executed and delivered by the Company and the Warrant holders, which Warrant Terms is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Warrant holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively). A copy of the Warrant Terms and the Securities Purchase Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Terms.

Warrants may be exercised at any time during the Exercise Period and in the manner set forth in the Warrant Terms. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Terms, no Warrant may be exercised unless at the time of exercise (i) (A) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (B) a prospectus thereunder relating to the shares of Common Stock is current, or (ii) a valid exemption from registration is available for the issuance of such Common Stock, except through “cashless exercise” as provided for in the Warrant Terms, if and to the extent permitted in accordance with the terms of the Warrant Terms.

The Warrant Terms provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the Warrant holder.

Warrant Certificates, when surrendered at the principal corporate trust office of the Company by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Terms, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Terms, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the person in whose name such Warrant is registered in the Warrant registry of the Company (the “Registered Holder”) hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of [ISSUER NAME] (the “Company”) in the amount of $_____________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _____________, whose address is and that such shares of Common Stock be delivered to ______________ whose address is _______________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of ___________________, whose address is _______________ and that such Warrant Certificate be delivered to _______________, whose address is _______________.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 5.1 of the Warrant Terms and the Company has required cashless exercise pursuant to Section 5.3 of the Warrant Terms, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 2.3.1(b) and Section 5.3 of the Warrant Terms.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Terms, through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Terms which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Terms, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of ________________, whose address is________________ and that such Warrant Certificate be delivered to ________________, whose address is ________________.

By signing this Election to Purchase, the undersigned hereby certifies that such election will not result in the undersigned beneficially owning shares of Common Stock in excess of the Maximum Percentage outlined in subsection 2.3.5 of the Warrant Terms.

To be included in any Election to Purchase of a holder who has provided the notice set forth in subsection 2.3.5 of the Warrant Terms.

By signing this Election to Purchase, the undersigned hereby certifies that upon after giving effect to such exercise, the undersigned (together with such person’s affiliates) or any “group” of which holder or its affiliates is a member, would not beneficially own in excess of the Maximum Percentage of the shares of Common Stock outstanding immediately after giving effect to such exercise as determined in accordance with subsection 2.3.5 of the Warrant Terms.

[Signature Page Follows]

Date: ____________, 20___
Signature

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

SCHEDULE A

TERMS AND CONDITIONS OF THE WARRANT

This document sets forth the terms and conditions (the “Warrant Terms”) of the Warrants (defined below) issued by [ISSUER NAME], a Delaware corporation (the “Company”) pursuant to that certain Securities Purchase Agreement, dated September 15, 2023 (the “Securities Purchase Agreement”), entered into by the Company with certain investors, providing for the sale and issuance of (i) convertible notes with an aggregate principal amount of $[                   ], and (ii) [                   ] warrants to purchase shares of Common Stock (each a “Warrant” and collectively, the “Warrants”). The Warrant Terms are hereby incorporated by reference into the Warrant Certificate of which these Warrant Terms form a part. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in that certain Agreement and Plan of Merger, dated as of April 14, 2023, by and among NKGen Biotech, Inc., a Delaware corporation, Graf Acquisition Corp. IV, a Delaware corporation (“Graf”) and Austria Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Graf.

1.             Warrants.

1.1          Warrant Register. The Company shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by the Company.

1.2          Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership in book-entry form on the Company’s Warrant Register (such notation, “Book-Entry Warrant Certificate”) or other writing on a definitive certificate in physical form evidencing one or more Warrants (a “Definitive Warrant Certificate”) made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

1.3          No Fractional Warrants. The Company shall not issue fractional Warrants.

2.             Terms and Exercise of Warrants.

2.1          Warrant Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of these Warrant Terms, including without limitation, subsection 2.3.5, to purchase from the Company the number of shares of Common Stock stated therein at the price of $11.50 per share, subject to the adjustments provided in Section 3 hereof and in the last sentence of this Section 2.1. The term “Warrant Price” as used in these Warrant Terms shall mean the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided, further, that any such reduction shall be identical among all of the Warrants. A “Business Day” shall be defined in these Warrant Terms as any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

2.2          Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the Closing and terminating on the earlier to occur of: (i) at 5:00 p.m., New York City time on the date that is five (5) years after the Closing, (ii) the liquidation of the Company and (iii) the Redemption Date (as defined below) as provided in Section 5.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 2.3.2 below, with respect to an effective registration statement. Except with respect to the right to receive the Redemption Price (as defined below) in the event of a redemption (as set forth in Section 5 hereof), each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Terms shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

2.3          Exercise of Warrants.

2.3.1      Payment. Subject to the provisions of the Warrant and this Warrant Terms, including without limitation subsection 2.3.5, a Warrant may be exercised by the Registered Holder thereof by delivering to the Company at its notice address in accordance with Section 8.2, (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Company and such exercise documentation as the Company may reasonably request executed by the Registered Holder, (ii) an election to purchase (“Election to Purchase”) shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Registered Holder in accordance with the Company’s procedures, and (iii) payment in full of the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, as follows:

(a)           in lawful money of the United States, in good certified check or good bank draft payable to the order of the Company or by wire transfer of immediately available funds;

(b)           in the event of a redemption pursuant to Section 5 hereof in which the Company’s board of directors (the “Board”) has elected to require all holders of the Warrants to exercise such Warrants on a “cashless basis,” by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value”, as defined in this subsection 2.3.1(b), over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 2.3.1(b) and Section 5.3, the “Fair Market Value” shall mean the average closing price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants, pursuant to Section 5 hereof; or

(c)           as provided in Section 6.4 hereof.

2.3.2      Issuance of Shares of Common Stock on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 2.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares of Common Stock as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Company evidencing the balance of the Warrants remaining after such exercise. In no event will the Company be required to net cash settle the Warrant exercise.

2.3.3      Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with these Warrant Terms shall be validly issued, fully paid and non-assessable.

2.3.4      Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, is issued for shares of Common Stock shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Company’s transfer agent, as applicable, are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

2.3.5      Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event such holder elects to be subject to the provisions contained in this subsection 2.3.5; however, no holder of a Warrant shall be subject to this subsection 2.3.5 unless he, she or it makes such election. If the election is made by a holder of a Warrant, the Company shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), or any “group” of which such holder or its affiliates is a member, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates, or any group of which such person and its affiliates is a member, shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates, or any group of which such person and its affiliates is a member, and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule), and the applicable regulations of the Commission. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by a holder of a Warrant shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. To the extent that a holder of a Warrant makes the election described in this subsection 2.3.5, the Company shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant unless it provides to the Company in its Election to Purchase, a certification that, upon after giving effect to such exercise, such person (together with such person’s affiliates) or any “group” of which the holder of a Warrant or its affiliates is a member, would beneficially own in excess of the Maximum Percentage of the shares of Common Stock outstanding immediately after giving effect to such exercise as determined in accordance with this subsection 2.3.5. For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, current report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”) as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

3.             Adjustments.

3.1          Stock Dividends.

3.1.1      Split-Ups. If after the Closing, and subject to the provisions of Section 3.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering and divided by (y) the Fair Market Value. For purposes of this subsection 3.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

3.1.2      Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described in subsection 3.1.1 above or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 3.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Common Stock issuable on exercise of each Warrant) does not exceed $0.50.

3.2          Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

3.3          Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 3.1.1 or Section 3.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

3.4          Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under subsections 3.1.1 or 3.1.2 or Section 3.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation (and is not a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock of the Company in substantially the same proportions immediately before such transaction) and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights upon Closing) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 3; provided, further that if less than 70% of the consideration receivable by the holders of the Common Stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”).

For purposes of calculating such amount, (1) Section 5 of these Warrant Terms shall be taken into account, (2) the price of each share of Common Stock shall be the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by subsection 3.1.1, then such adjustment shall be made pursuant to subsection 3.1.1 or Sections 3.2 and 3.3 and this Section 3.4. The provisions of this Section 3.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

3.5          Notices of Changes in Warrant. Upon the occurrence of any event specified in Sections 3.1, 3.2, 3.3 or 3.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

3.6          No Fractional Shares. Notwithstanding any provision contained in these Warrant Terms to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder.

3.7          Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as is stated in the Warrants initially issued pursuant to these Warrant Terms; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

3.8          Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 3, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 3 and, if they determine that an adjustment is necessary, the terms of such adjustment; provided, however, that under no circumstances shall the Warrants be adjusted pursuant to this Section 3.8 as a result of any securities in connection with the Business Combination. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

4.             Transfer and Exchange of Warrants.

4.1          Registration of Transfer. The Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of a certificated Warrant, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

4.2          Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate or Definitive Warrant Certificate, each Book-Entry Warrant Certificate and Definitive Warrant Certificate may be transferred only in whole and only to the Company or to a successor of the Company; provided, further, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange thereof until the Company has determined, in consultation with counsel for the Company, whether such transfer may be made and whether the new Warrants must also bear a restrictive legend.

4.3          Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant.

4.4          Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

4.5          Warrant Execution and Countersignature. The Company is hereby authorized to countersign and to deliver, in accordance with the terms of these Warrant Terms, the Warrants required to be issued pursuant to the provisions of this Section 4.

5.             Redemption.

5.1          Redemption of Warrants for Cash. Not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, upon notice to the Registered Holders of the Warrants, as described in Section 5.2 below, at the price of $0.01 per Warrant (the “Redemption Price”); provided that the closing price of the Common Stock reported has been at least $18.00 per share (subject to adjustment in compliance with Section 3 hereof), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third Business Day prior to the date on which notice of the redemption is given; provided, further, that there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day period prior to the Redemption Date (such period, the “Redemption Period”) or the Company has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 2.3.1 and such cashless exercise is exempt from registration under the Securities Act.

5.2          Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the Warrants pursuant to Section 5.1, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company during the Redemption Period to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

5.3          Exercise After Notice of Redemption. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 2.3.1(b) of these Warrant Terms) at any time after notice of redemption shall have been given by the Company pursuant to Section 5.2 hereof and prior to the Redemption Date. In the event that the Company determines to require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to subsection 2.3.1, the notice of redemption shall contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “Fair Market Value” (as such term is defined in subsection 2.3.1(b) hereof) in such case. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

6.             Other Provisions Relating to Rights of Holders of Warrants.

6.1          No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the general or special meetings of stockholders or the election of directors of the Company or any other matter.

6.2          Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3          Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to these Warrant Terms.

6.4          Registration of Common Stock. Each holder of a Warrant shall be entitled to the registration rights with respect to resale of the Common Stock issued upon exercise of the Warrants held by such holder as set forth in Section 11 of the Securities Purchase Agreement.

7.             Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares of Common Stock.

8.             Miscellaneous Provisions.

8.1          Successors. All the covenants and provisions of these Warrant Terms by or for the benefit of the Company or the holders of Warrants bind and inure to the benefit of their respective successors and assigns.

8.2          Notices. Any notice, statement or demand authorized by these Warrant Terms to be given or made by the Company, or by any holder of a Warrant to the Company, shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing), as follows:

If to the Company, to:

NKGen Biotech, Inc.

3001 Daimler Street

Santa Ana, CA 92705

Attention: Paul Song, M.D., Chief Executive Officer, President

Email: info@nkgenbiotech.com

With copies to:

Cooley LLP
10265 Science Center Dr,
San Diego, CA 92121
Attention: Ken Rollins
Email: krollins@cooley.com

8.3          Applicable Law and Exclusive Forum. The validity, interpretation, and performance of these Warrant Terms and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and each Warrant holder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to these Warrant Terms shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company and each Warrant holder hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, this Section 8.3 shall not apply to any action, proceeding or claim brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 8.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any Warrant holder, such Warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such warrant holder.

8.4          Persons Having Rights under these Warrant Terms. Nothing in these Warrant Terms shall be construed to confer upon, or give to, any person or corporation other than the Company and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of these Warrant Terms or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in these Warrant Terms shall be for the sole and exclusive benefit of the Company and its successors and assigns and of the Registered Holders of the Warrants.

8.5          Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Terms and shall not affect the interpretation thereof.

8.6          Amendments. These Warrant Terms may be amended by the Company without the consent of any Registered Holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under these Warrant Terms as the Company may deem necessary or desirable and that the Company deem shall not adversely affect the interest of the Registered Holders, and (ii) to provide for the delivery of Alternative Issuance pursuant to Section 3.4. All other modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period shall require the vote or written consent of the Registered Holders of 50% of the number of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 2.1 and 2.2, respectively, without the consent of the Registered Holders.

8.7          Severability. These Warrant Terms shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of the Warrants (including these Warrant Terms) or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Company intends that there shall be added as a part of these Warrant Terms a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant Terms as of the date first above written.

[ISSUER NAME]

By:
Name:
Title:

EXHIBIT C

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (2) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (3) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

Schedule I

Investors

Investor	Purchase Price	principal amount	Number of Warrants
NKMAX Co., Ltd.	Ten Million Dollars ($10,000,000)	Ten Million Dollars ($10,000,000)	1,000,000